UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 8, 2007
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Global Drive	70665
P.O. Box 442, Sulphur, LA	70664-0442
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (337) 583-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 8, 2007, the Compensation Committee of the Board of Directors of Global Industries, Ltd. (the “Compensation Committee”) approved the grant of performance unit awards and established participation levels in the Company’s Management Incentive Plan for 2007 with a maximum incentive opportunity equal to a percentage of base salary to the following executive officers: (i) B.K. Chin — 40,000 and 150%; (ii) Peter S. Atkinson — 15,000 and 100%; (iii) James J. Dore’ — 7,000 and 100%; (iv) Russell J. Robicheaux — 7,000 units and 100%; (v) Byron Baker — 8,000 units and 80% and (vi) Kenneth Caldwell — 6,000 units and 60%. The performance unit awards were granted to these executive officers under the Global Industries, Ltd. 2005 Stock Incentive Plan. The form of the Executive Long-Term Incentive Performance Unit Agreement is attached to our Current Report on Form 8-K filed on February 22, 2006 as Exhibit 10.1 and is incorporated by reference into this Item 5.02 of this Current Report on Form 8-K. The Company’s Management Incentive Plan is attached to its Annual Report on Form 10-K filed on March 15, 2005 as Exhibit 10.40 and is incorporated by reference into this item 5.02 of this Current Report on Form 8-K. In addition, the Compensation Committee awarded a discretionary cash bonus to Mr. Doré in the amount of $92,538 as a result of the Company’s good financial performance and the smooth transition to the new Chief Executive Officer, Mr. B. K. Chin.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
Date: March 14, 2007	By:	/s/ Peter S. Atkinson
		Name:	Peter S. Atkinson
		Title:	President and Chief Financial Officer